SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”), dated as of November 26, 2014 (the “Effective Date”), is entered into by and among Steven Ganss, an individual, in his capacity as Seller Representative and Collateral Agent under the hereinafter defined Purchase Agreement (in such capacity, “Collateral Agent”), for the benefit of Sellers (as defined in the Purchase Agreement) as security for the NHC Note (as defined in the Purchase Agreement), Northstar Healthcare Inc., a British Columbia registered corporation (“Maker”), and Northstar Healthcare Surgery Center - Scottsdale, LLC, an Arizona limited liability company (“Northstar AZ,” and together with Maker, each individually, and collectively, “Debtor”).

AGREEMENT

1. Definitions. As used herein:

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City are authorized or required by Law to close.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that to the extent that the Code is used to define any term herein or in any Debt Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Claims” is defined in Section 9.

“Collateral” means:

(a) All present and future accounts, chattel paper (including electronic chattel paper), commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, financial assets, general intangibles, health care insurance receivables, instruments, Intellectual Property, investment property, letters of credit, letter of credit rights, payment intangibles, securities, security accounts and security entitlements now or hereafter owned, held or acquired.

(b) All economic rights of Debtor embodied in or arising out of Debtor’s status as a member of Medical Ambulatory Surgical Suites, LP, a Texas limited partnership, First Nobilis, LLC, a Texas limited liability company, and NHC ASC - Dallas, LLC, a Texas limited liability company (collectively, the “Affiliates”) which may consist of, without limitation, all rights to share in the profits and losses of the Affiliates and all rights to receive distributions of the assets of the Affiliates, but specifically excluding all governance rights, including without limitation, all rights to vote, consent to action and otherwise participate in the management of the Affiliates.

(c) All present and hereafter acquired inventory and goods (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, wherever located.

(d) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all records relating in any way to the foregoing.

(e) All books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information pertaining directly or indirectly to the Collateral and all rights to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include all supporting obligations, products and proceeds of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Debtor which may at any time come into the possession of Collateral Agent. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except in the ordinary course of Debtor’s business or as otherwise provided herein.

“Constituent Documents” has the meaning given such term in the Purchase Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several.

“Debt Documents” means this Agreement, the Note, the Purchase Agreement (but only to the extent that it pertains to the Note), and the other agreements, instruments, and documents evidencing, securing, governing, guaranteeing, or pertaining to the Note.

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“Event of Default” is defined in Section 7.

“Fundamental Reps” has the meaning given such term in the Purchase Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to the Sellers of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including without limitation all indebtedness, obligations and liabilities of Debtor to the Sellers now existing or hereafter arising under the Note, this Agreement, the Purchase Agreement (but only to the extent it is related to the Note), and the other Debt Documents or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, or indemnity agreement related to the Note, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all costs and expenses incurred by Collateral Agent and/or the Sellers in connection with the collection of all or any part of the indebtedness and obligations described in (a) and (b) or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees and (d) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), and (c) above.

“Indemnified Person” is defined in Section 9.

“Intellectual Property” means all copyrights, trademarks, trade names, service marks, trade dress, domain names, trade secrets, patents, computer programs and other intellectual property and proprietary rights now owned or hereafter acquired by Debtor.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of Debtor, (b) the ability of Debtor to pay or perform the Indebtedness, (c) any of the rights of or benefits available to Collateral Agent under the Debt Documents, or (d) the validity or enforceability of the Debt Documents.

“Note” means that certain Promissory Note, dated as of the Effective Date, executed by Maker, payable to Collateral Agent, in the amount of Twelve Million Dollars and No/100 ($12,0000,000.00) as amended, restated, or otherwise modified from time to time.

“Payable Loss” has the meaning given such term in the Purchase Agreement. “Permitted Debt” is defined in Section 5(c).

“Permitted Encumbrances” means the following encumbrances: (a) liens for taxes, assessments or governmental charges or levies not yet due and payable or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings; (b) liens in respect of property of a Person imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Debt for borrowed money, such as carriers’, materialmen’s, warehousemen’s and mechanics’ liens, statutory and common law landlord’s liens, and other similar liens arising in the ordinary course of business, and which either (i) do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of a Person, or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such lien; (c) liens created by or pursuant to the Debt Documents; (d) liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule I, without giving effect to any extensions or renewals thereof; (e) liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default; (f) liens (i) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by a Person, (ii) incurred or deposits made in the ordinary course of business of a Person in connection with workers’ compensation, unemployment insurance and social security, (iii) to secure the performance by any Person of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, and (iv) to secure the performance by a Person of leases of real property, to the extent incurred or made in the ordinary course of business consistent with past practices; (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of a Person; (h) liens arising from precautionary Code financing statements regarding operating leases; (i) liens created pursuant to or in connection with capital leases permitted pursuant to this Agreement, provided that (i) such liens only serve to secure the payment of rent or Debt arising under such capital leases, and (ii) the liens encumbering the assets leased or purported to be leased under such capital leases do not encumber any other assets of a Person; and (j) liens in equipment and fixtures arising pursuant to purchase money security interests securing Debt representing the purchase price of assets acquired after the Effective Date; provided that (i) any such liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Debt secured by any such lien does not exceed the purchase price of the property being purchased at the time of the incurrence of such Debt, and (iii) the Debt secured thereby is permitted to be incurred pursuant to this Agreement.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of the Effective Date, by and among Maker, Northstar Healthcare Subco, LLC a Delaware limited liability company, Athas Health, LLC, a Texas limited liability company, Payee and each other Seller party thereto (as amended, restated, or otherwise modified from time to time.

“Subsidiary” has the meaning given such term in the Purchase Agreement.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. Collateral.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Collateral Agent, for the ratable benefit of the Sellers, a security interest in all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence. If Debtor at any time holds or acquires a commercial tort claim, Debtor shall notify Collateral Agent in writing within five (5) Business Days of such occurrence with the details thereof and grant to Collateral Agent a security interest therein or lien thereon and in the proceeds thereof, in form and substance satisfactory to Collateral Agent. If the security interest granted hereby in any rights of Debtor under any contract or other agreement included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless remains effective to the extent allowed by Article 9 of the Code or other applicable law, but is otherwise limited by that prohibition.

(b) Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Debtor’s respective duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Collateral Agent of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) Collateral Agent shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Intellectual Property. All material Intellectual Property owned or used by Debtor (if any) is listed, together with application or registration numbers, where applicable, on Schedule II. Debtor owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Debtor will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, and Debtor will promptly patent or register, as the case may be, all new Intellectual Property and notify Collateral Agent in writing five (5) Business Days prior to filing any such new patent or registration.

(d) Additional Documents. To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and deliver or cause to be executed and delivered all of the Debt Documents reasonably required by Collateral Agent covering the Collateral. Debtor shall execute and cause to be executed such further documents and instruments, as Collateral Agent, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve and perfect its liens and security interests in the Collateral. In the event any of the Debt Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, Debtor shall upon request by Collateral Agent and in order to correct such mistake, execute such new documents or initial corrected, original documents as Collateral Agent may deem reasonably necessary to remedy said errors or mistakes. Debtor shall execute such other documents as Collateral Agent shall deem reasonably necessary to correct any defects or deficiencies in the Debt Documents.

(e) Setoff. As further security for the Indebtedness, Debtor grants to Collateral Agent a first lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Collateral Agent. It is further agreed that Collateral Agent shall have a first lien on all sums at any time credited by or due from Collateral Agent to Debtor as security for the payment of the Indebtedness, and Collateral Agent, at its option after the occurrence of a. Event of Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Debt Documents have been paid in full, and/or Collateral Agent may apply or set-off all or any part of any such deposits or other sums credited by or due from Collateral Agent to or against any sums due under the Debt Documents in any manner and in any order of preference which Collateral Agent, in its sole discretion, chooses. The rights and remedies of Collateral Agent hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Collateral Agent may have.

(f) Satisfaction of Indebtedness. Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), Collateral Agent shall be entitled to retain the security interests in the Collateral granted under the Debt Documents and the ability to exercise all rights and remedies available to Collateral Agent under the Debt Documents and applicable laws.

3. Representations and Warranties. Debtor hereby represents and warrants to Collateral Agent as follows, in each case after giving effect to the transactions contemplated by the Purchase Agreement:

Existence. Debtor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Debtor has the power and authority to execute, deliver, and perform its obligations under the Debt Documents to which it is or may become a party.

Binding Obligations. The execution, delivery, and performance of the Debt Documents by Debtor have been duly authorized by all necessary action by Debtor, and constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.>

No Consent. The execution, delivery and performance of the Debt Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon Debtor, (2) any law, governmental regulation, court decree or order applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of Debtor except as may be expressly contemplated in the Debt Documents.

(a) Operation of Business. Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

(b) Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Debtor, threatened against or affecting Debtor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Debtor.

(c) Rights in Properties; Liens. Debtor has good and indefeasible title to or valid leasehold interests in its properties, including the properties and assets reflected in the financial statements provided to Collateral Agent, and none of the properties of Debtor is subject to any lien, except Permitted Encumbrances.

(d) Debt. Debtor has no Debt other than the Permitted Debt (as defined below).

(e) Subsidiaries, Ventures, Etc. Debtor has no Subsidiaries or joint ventures or partnerships other than those listed on Schedule III, and such Schedule sets forth the jurisdiction of organization of each such Person and the percentage of Debtor’s ownership interest in such Person. All of the outstanding ownership interest of Person described in such Schedule has been validly issued, is fully paid, and is non-assessable.

(f) Compliance with Laws. Debtor is in not violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(g) Taxes; Governmental Charges. Debtor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Debtor has no knowledge of any pending investigation of Debtor by any taxing authority or any pending but unassessed tax liability.

(h) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Collateral Agent in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances. This Agreement creates a legal, valid and binding first priority security interest (subject to Permitted Encumbrances) in favor of Collateral Agent in the Collateral securing the Indebtedness. Possession by Collateral Agent of certain types of Collateral from time to time or the filing of the financing statements delivered prior hereto or concurrently herewith by Debtor to Collateral Agent will perfect and establish the first priority of Collateral Agent’s security interest hereunder in the Collateral (to the extent that perfection can be accomplished through the filing of a financing statement or the possession of such Collateral) other than for the Permitted Encumbrances.

(i) Location. Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

(j) Pledged Equity. Schedule IV sets forth a complete and accurate list of the Pledged Equity owned by Debtor. Debtor is the direct and beneficial owner of each item of Pledge Equity listed on Schedule IV as being owned by it, free and clear of any liens, except for the security interest granted to Collateral Agent hereunder. Debtor further represents and warrants that (i) all such Pledged Equity which is shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such instrument, security or other type of investment property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to Collateral Agent representing an ownership interest in a partnership or limited liability company, either such certificates are securities as defined in Article 8 of the Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not securities, Debtor has so informed Collateral Agent so that Collateral Agent may take steps to perfect its security interest therein as a general intangible.

4. Affirmative Covenants. Until all Indebtedness is indefeasibly paid or performed, Debtor agrees and covenants as follows:

(a) Payment of Obligations. Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of its property, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Debtor has set aside on its books adequate reserves with respect thereto.

(b) Maintenance and Conduct of Business. Debtor will (i) keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business, and (iii) engage in an efficient and economical manner in a business of the same general type and within Debtor’s powers under Constituent Documents.

(c) Books and Records; Inspection Rights. Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Debtor will permit any representatives designated by Collateral Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(d) Insurance. Debtor will maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed reasonably necessary by Collateral Agent. Debtor will, at its own expense, maintain insurance with respect to all Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Collateral Agent from time to time. Each policy of insurance maintained by Debtor shall (i) name Debtor and Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by Debtor, and (iii) provide prior written notice of cancellation or of lapse shall be given to Collateral Agent by the insurer in accordance with the insurer’s commercial practices as adopted from time to time. Debtor will deliver to Collateral Agent original or duplicate policies of such insurance. Debtor will also, at the request of Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to Collateral Agent and applied by Collateral Agent in accordance with the Debt Documents, provided, however, that so long as no Default exists, Debtor may use such insurance payments for the repair or replacement of such lost or damaged property.

(e) Compliance with Laws. Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f) Compliance with Agreements. Debtor will comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties, assets or business.

(g) Additional Subsidiaries. If any Subsidiary of Debtor is formed or acquired after the Effective Date, Debtor will notify Collateral Agent thereof and (i) Debtor will cause the equity interests in such Subsidiary to be pledged to Collateral Agent within five (5) Business Days after such Subsidiary is formed or acquired.

(h) Notices of Material Events. Debtor will furnish to Collateral Agent prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Debtor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(iii) any occurrence of a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(i) Ownership and Liens. Debtor will maintain good and indefeasible title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances. Debtor will defend at its expense Collateral Agent’s right, title and security interest in and to the Collateral against the claims of any third party.

(j) Accounts and General Intangibles. Debtor will, except as otherwise provided herein, collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Collateral Agent’s direction, will take such action not otherwise forbidden herein as Debtor or Collateral Agent may deem reasonably necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its material obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Collateral Agent may reasonably request in order to comply with law relating to the assignment of the accounts.

(k) Chattel Paper, Documents and Instruments. Debtor will take such action as may be reasonably requested by Collateral Agent in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper, and instruments to have only one original counterpart. Upon request by Collateral Agent, Debtor will deliver to Collateral Agent all originals of chattel paper, documents or instruments and unless such request is made, Debtor will not deliver possession of such chattel paper, documents or instruments to any Person and will mark all chattel paper, documents or instruments with a legend indicating that such chattel paper, document or instrument is subject to the security interest granted hereunder.

(l) Waivers and Consents Relating to Real Property Interests. Upon the request of Collateral Agent, Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Collateral Agent by which such mortgagee or landlord (i) waives or subordinates any rights it may have in the Collateral, or (ii) consents to the mortgage or other encumbrance of Debtor’s interest in such real property.

(m) Uncertificated Securities and Certain Other Investment Property. Debtor will permit Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the lien of Collateral Agent granted pursuant to this Agreement. Debtor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are securities and (ii) any financial intermediary which is the holder of any investment Property, to cause Collateral Agent to have and retain control over such securities or other investment property. Without limiting the foregoing, Debtor will, with respect to investment property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with Collateral Agent in form and substance satisfactory to Collateral Agent.

(n) Information. Debtor shall promptly deliver such information concerning Debtor or the Collateral as Collateral Agent may reasonably request.

5. Negative Covenants. Until all Indebtedness is indefeasibly paid or performed, and Collateral Agent has no further commitment to lend under the Credit Facility, Debtor agrees and covenants as follows:

(a) Fundamental Change. Debtor will not, without the prior written consent of Collateral Agent, (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Constituent Documents, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit any change in Debtor’s legal name, or the state of Debtor’s organization, to another jurisdiction.

(b) OTHER CHANGES. DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF COLLATERAL AGENT, (i) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS, EXCEPT AS EXPRESSLY PERMITTED BY THE DEBT DOCUMENTS, OR (ii) SELL ANY OF DEBTOR’S ACCOUNTS.

(c) Debt. Debtor will not create, incur, assume or permit to exist any Debt except for the following (“Permitted Debt”):

(i) The Indebtedness;

(ii) Trade payables or similar obligations from time to time incurred in the ordinary course of business other than for borrowed money; and

(iii) Other Debt existing on the Effective Date and set forth on Schedule V.

(d) Loans. Debtor will not make loans or guarantee any obligation of any other Person or entity.

(e) Dividends or Distributions. Debtor will not, without the prior written consent of Collateral Agent, declare or pay any dividends or distributions on any equity interest of Debtor to any Person.

(f) Impairment of Security Interest. Debtor will not take any action that would in any manner impair the enforceability of Collateral Agent’s security interest in any Collateral.

(g) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall terminate following written notice from Collateral Agent upon the occurrence and during the continuation of an Event of Default. Debtor shall provide to Collateral Agent such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Collateral Agent may reasonably request from time to time.

(h) Change In Control. Debtor shall not permit any change in Control of Debtor or any Subsidiary of Debtor.

6. Rights of Collateral Agent. Collateral Agent shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Financing Statements. Debtor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (1) as all assets of Debtor or words of similar effect; regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (2) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment.

Power of Attorney. Debtor hereby irrevocably appoints Collateral Agent as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Collateral Agent’s reasonable discretion, to take any action and to execute any instrument which Collateral Agent may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Collateral Agent hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; (iv) to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to the Collateral; and (v) to act on Debtor’s behalf as permitted by any other Debt Document.

(b) Performance by Collateral Agent. If Debtor fails to perform any agreement or obligation provided for in any Debt Document, Collateral Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Collateral Agent incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(c) Debtor’s Receipt of Proceeds. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Collateral Agent hereunder and, upon the written request of Collateral Agent, shall be segregated from other property of Debtor and shall be forthwith delivered to Collateral Agent in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Debt Documents.

(d) Notification of Account Debtors. Collateral Agent may at its reasonable discretion from time to time during the continuation of an Event of Default notify any or all obligors under any accounts (i) of Collateral Agent’s security interest in such accounts or general intangibles and direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Collateral Agent, and (ii) to verify the accounts with such obligors. Collateral Agent shall have the right, at the expense of Debtor, to enforce collection of any such accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

7. Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Collateral Agent by Debtor or any other indebtedness or obligations due and owing from Debtor to Collateral Agent under the Debt Documents from time to time.

(b) Performance or Warranty Default. The failure of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Debt Documents.

(c) Representations. Any representation contained herein or in any of the other Debt Documents made by Debtor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

(d) Insolvency. If Debtor: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any property of it.

(e) Judgment. The entry of any judgment against Debtor or the issuance or entry of any attachments or other liens against any of the property of Debtor for an amount in excess of $100,000.00 (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(f) Action Against Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action.

(g) Action of Lien Holder. The holder of any lien or security interest on the Collateral (without hereby implying the consent of Collateral Agent to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(h) Transfer of the Property. Title to all or any part of the Collateral (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Debtor, whether by operation of law or otherwise.

(i) Debt Documents. (i) The Debt Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity or enforceability of the Debt Documents shall be contested by Debtor or any other Person party thereto or Debtor shall deny it has any further liability or obligation under the Debt Documents.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Debt Documents and all such events of default shall be cumulative.

8. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Debt Documents or otherwise available to Collateral Agent, Collateral Agent may exercise one or more of the rights and remedies provided in this Section; provided, however, Collateral Agent may not exercise any of the rights or remedies provided in this Section so long as there remains unpaid any Payable Loss arising from the breach of any of the Fundamental Reps.

(a) Remedies. Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Collateral Agent by Debtor at such time shall, at the option of Collateral Agent, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 7(e), the Indebtedness at such time shall, without any action by Collateral Agent, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Collateral Agent set forth in this Agreement and in any of the other Debt Documents may also be exercised by Collateral Agent, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Collateral Agent under the terms of any other agreement.

(b) Other Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, Collateral Agent may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Debt Documents:

(i) Exercise in respect of the Collateral all the rights and remedies of a Collateral Agent under the Code (whether or not the Code applies to the affected Collateral);

(ii) Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Collateral Agent, assemble the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties;

(iii) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Collateral Agent’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) Buy the Collateral, or any portion thereof, at any public sale;

(vi) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Collateral Agent is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Voting Rights in Respect of the Pledged Equity. So long as no Event of Default shall have occurred, to the extent permitted by law, Debtor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of Debtor or any part thereof for any purpose not inconsistent with the terms of this Agreement. Upon the occurrence of an Event of Default and upon written notice to Debtor and Debtor of its exercise of such rights under this Section, all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in Collateral Agent, and who shall then have the sole right to exercise such voting and other consensual rights.

(d) Dividend and Distribution Rights in Respect of the Pledged Equity. So long as no Event of Default shall have occurred, Debtor may receive and retain any and all dividends (other than dividends constituting Pledged Equity which are addressed hereinabove), distributions or interest paid in respect of the Pledged Equity to the extent they are allowed under this Agreement. Upon the occurrence of an Event of Default: (i) all rights of Debtor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to this Section shall cease and all such rights shall thereupon be vested in Collateral Agent which shall then have the sole right to receive and hold as Pledged Equity such dividends, distributions and interest payments; and (ii) all dividends, distributions and interest payments which are received by Debtor contrary to the provisions of this Section shall be received in trust for the benefit of Collateral Agent, shall be segregated from other property or funds of such Debtor, and shall be forthwith paid over to Collateral Agent as Pledged Equity in the exact form received, to be held by Collateral Agent as Pledged Equity and as further collateral security for the Indebtedness.

(e) Application of Proceeds. If any Event of Default shall have occurred and is continuing, Collateral Agent may at its discretion apply or use any cash held by Collateral Agent as Collateral, and any cash proceeds received by Collateral Agent in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Collateral Agent may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Collateral Agent in connection with (1) the administration of the Debt Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Collateral Agent hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(f) License. Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor’s rights under all licenses and all franchise agreements shall inure to Collateral Agent’s benefit. In addition, Debtor hereby irrevocably agrees that Collateral Agent may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor’s inventory directly to any Person, including without limitation Persons who have previously purchased Debtor’s inventory from Debtor and in connection with any such sale or other enforcement of Collateral Agent’s rights under this Agreement, may sell inventory which bears any trademark owned by or licensed to Debtor and any inventory that is covered by any copyright owned by or licensed to Debtor and Collateral Agent may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such inventory as provided herein.

(g) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Collateral Agent are insufficient to pay all amounts to which Collateral Agent is legally entitled, Debtor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Debt Documents.

(h) Non-Judicial Remedies. In granting to Collateral Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Collateral Agent to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(i) Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, Collateral Agent shall be entitled to occupy and use any premises owned or leased by Debtor where any of the Collateral or any records relating to the Collateral are located until the Indebtedness is paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Debtor for such use and occupancy.

(j) Other Recourse. Debtor waives any right to require Collateral Agent to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Debt Documents, or pursue any other remedy available to Collateral Agent. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Debtor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Collateral Agent has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Collateral Agent. Debtor authorizes Collateral Agent, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Collateral Agent may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Debt Documents executed by any third party, and (v) release or substitute any third party.

(k) No Waiver; Cumulative Remedies. No failure on the part of Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Debt Documents are cumulative and not exclusive of any rights and remedies provided by law.

(l) Equitable Relief. Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Collateral Agent. Debtor therefore agrees that Collateral Agent, if Collateral Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9. Indemnity. Debtor hereby indemnifies and agrees to hold harmless Collateral Agent, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Indebtedness or the Collateral (including without limitation, the enforcement of the Note or this Agreement and the defense of any Indemnified Person’s actions and/or inactions in connection with the Debt Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

10. Waiver and Agreement. Neither the failure nor any delay on the part of Collateral Agent to exercise any right, power or privilege herein or under any of the other Debt Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Debt Documents and no departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Collateral Agent, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Debt Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

11. Benefits. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Debtor, and their respective heirs, personal representatives, successors and assigns, provided, however, that Debtor may not, without the prior written consent of Collateral Agent, assign any rights, powers, duties or obligations under this Agreement or any of the other Debt Documents.

Incorporation. Sections 13.2 and 13.12 of the Purchase Agreement are incorporated herein by reference and shall apply to the terms and conditions of this Note and each party mutatis mutandis.

12. Invalid Provisions. If any provision of the this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

13. Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any action in the enforcement of Collateral Agent’s rights upon the occurrence of an Event of Default.

14. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

15. Survival. All representations and warranties made in the Debt Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Debt Documents, and no investigation by Collateral Agent or any closing shall affect the representations and warranties or the right of Collateral Agent to rely upon them.

16. Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE DEBT DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY COLLATERAL AGENT IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER DEBT DOCUMENTS.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

AGREED as of the Effective Date.

COLLATERAL AGENT:	ADDRESS:

Steven Ganss

DEBTOR:	ADDRESS:

Northstar Healthcare Inc.,	4120 Southwest Freeway Suite 150
a British Columbia registered corporation	Houston, TX 77047

By:
Name:
Title:

Northstar Healthcare Surgery	4120 Southwest Freeway Suite 150
Center - Scottsdale, LLC,	Houston, TX 77047
an Arizona limited liability company

By:
Name:
Title:

[Signature Page to Security Agreement (Athas)]

SCHEDULE I

Existing Liens

Creditor	Debtor	Collateral
Donald L. Kramer	Northstar Healthcare Inc.	Assets of Northstar Healthcare Inc.

SCHEDULE II

Patents, Copyrights, Trademarks and Licenses

Trademarks
Mark	Type	Owner	Status	App./Reg. #
NORTHSTAR HEALTHCARE	Service Mark	Northstar Healthcare Inc.	Pending	App. No. 77892043
	Service Mark	Northstar Healthcare Acquisitions, LLC	Registered	Reg. No. 3444878
	Service Mark	Northstar Healthcare Inc.	Pending	App. No. 86119450
NUESTEP	Service Mark	Northstar Healthcare Inc.	Pending	App. No. 86119447
STEP AWAY FROM FOOT PAIN	Service Mark	Northstar Healthcare Inc.	Pending	App. No. 86119444

Patents
None

Licenses
None

Copyrights
None

SCHEDULE III

Subsidiaries, Etc.

See Attached Company Structure

SCHEDULE IV

Investments

None.

SCHEDULE V

Other Debt

Promissory Note to Donald Kramer

Guaranty of Debt of Northstar Healthcare Surgery Center - Houston, LLC to Compass Bank